Entergy Systems and Service, Inc.
Statement of Operations
Year-to-Date December 31, 1996
(Unaudited)

Revenue                                                     $     26,848,824.00

Operating Expense                                                 27,412,886.00
                                                            -------------------
Gross Margin                                                        (564,062.00)

Selling Expense                                                   15,593,270.00
Marketing                                                          2,715,863.00
Administrative & General Expense                                  17,605,231.00
Other Expense/Income                                               9,025,158.00
Restructuring Expenses                                            14,678,878.00
                                                            -------------------
Net Operating Profit (Loss) Before Taxes                         (60,182,462.00)

Income taxes                                                     (21,005,895.00)
                                                            -------------------
Net Profit (Loss)                                           $    (39,176,567.00)
                                                            ===================


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Entergy Systems and Service, Inc.
Balance Sheet
December 31, 1996
(Unaudited)

ASSETS

Current assets:
   Cash and cash equivalents                                $     16,183,050.62
   Accounts receivable                                             2,946,133.16
   Other current assets                                              165,794.73
                                                            -------------------
      Total current assets                                        19,294,978.51
                                                            -------------------
Investments:
   Investment in SASI, Inc.                                           -
   Note receivable - SASI, Inc.                                    2,430,000.00
   HES service contracts, net                                      2,726,102.33
                                                            -------------------
      Total investments                                            5,156,102.33
                                                            -------------------
Fixed Assets:
   Furniture and equipment, net                                   11,171,644.00
   Intangible assets, net                                            310,500.85
   Equipment inventory held for installation                      23,667,752.05
   Installations in process                                        6,749,751.45
   Installed equipment                                            54,812,970.14
                                                            -------------------
      Total fixed assets                                          96,712,618.49
                                                            -------------------
Deferred Debits:
   Miscellaneous deferred debits                                   9,238,003.39
   SASI technology                                                    -
   Deferred income taxes                                           9,099,544.66
   Other assets, net                                               2,299,692.54
                                                            -------------------
      Total deferred debits                                       20,637,240.59
                                                            -------------------
      TOTAL ASSETS                                          $    141,800,939.92
                                                            ===================


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Entergy Systems and Service, Inc.
Balance Sheet
December 31, 1996
(Unaudited)

LIABILITIES AND CAPITAL

Current & accrued liabilities:
   Accounts payable                                         $      1,048,152.82
   Accrued liabilities                                            10,591,174.34
   Current portion of capital lease obligations                      107,298.23
                                                            -------------------
      Total current & accrued liabilities                         11,746,625.39
                                                            -------------------
Long-term liabilities:
   Note payable - Entergy Corp.                                       -
   Capital lease obligations                                          83,214.84
   Other long-term liabilities                                     6,200,367.00
                                                            -------------------
      Total long-term liabilities                                  6,283,581.84
                                                            -------------------
Deferred Credits:
   Service contract revenue                                       46,151,364.94
                                                            -------------------
      Total deferred credits                                      46,151,364.94
                                                            -------------------
Capital:
   Common stock, no par value, 50,000 shares authorized,
   13,500 shares issued and outstanding                           13,500,000.00
   Paid in capital                                               150,000,000.00
   Accumulated deficit                                           (85,880,632.25)
                                                            -------------------
      Total capital                                               77,619,367.75
                                                            -------------------
      Total liabilities and capital                         $    141,800,939.92
                                                            ===================